Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-155760), Form S-4 (No. 333-155238) and Form S-8 (Nos. 33-49693, 333-51595, 333-55124, 333-102211, 333-102220, 333-117131, 333-117132, 333-130280, 333-130281 and 333-143701) of National Fuel Gas Company of our report dated November 26, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
Buffalo, New York
March 17, 2009